Exhibit 99.1

K12 Inc. Reports Full Year Fiscal 2019 Revenues Increase 10.7% to $1.016 Billion

HERNDON, Va.--(BUSINESS WIRE)--August 6, 2019--K12 Inc. (NYSE: LRN), a technology-based education company and leading provider of online curriculum and online school programs for students in pre-K through high school, today announced its results for the fourth fiscal quarter and full fiscal year ended June 30, 2019.

Financial Highlights for the Three Months Ended June 30, 2019 (Fourth Quarter Fiscal Year 2019)

  Revenues of $256.3 million, compared to revenues of $238.9 million in the fourth quarter of FY 2018.
  Operating income of $2.7 million, compared to $9.9 million in the fourth quarter of FY 2018.
  Net income attributable to common stockholders of $3.3 million, compared to $9.3 million in the fourth quarter of FY 2018.
  Diluted net income attributable to common stockholders per share of $0.08, compared to $0.23 in the fourth quarter of FY 2018.

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we are also presenting adjusted operating income (loss) and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude stock-based compensation expenses. Non-GAAP Financial Highlights for the three months ended June 30, 2019 (Fourth Quarter Fiscal Year 2019) are as follows:

  Adjusted operating income of $7.2 million, compared to $15.8 million in the fourth quarter of FY 2018.
  Adjusted EBITDA of $25.4 million, compared to adjusted EBITDA of $33.5 million in the fourth quarter of FY 2018.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Financial Highlights for the Year Ended June 30, 2019

  Revenues of $1,015.8 million, compared to $917.7 million for the full fiscal year of 2018.
  Operating income of $45.5 million, compared to $25.5 million for the full fiscal year of 2018.
  Net income attributable to common stockholders of $37.2 million, compared to $27.6 million for the full fiscal year of 2018.
  Diluted net income attributable to common stockholders per share of $0.91, compared to $0.68 for the full fiscal year of 2018.

Non-GAAP Financial Highlights for the Year Ended June 30, 2019 are as follows:

  Adjusted operating income of $62.2 million, compared to $46.4 million for the full fiscal year of 2018.
  Adjusted EBITDA of $133.6 million, compared to $121.6 million for the full fiscal year of 2018.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Liquidity

As of June 30, 2019, the Company had cash, cash equivalents, and restricted cash of $284.6 million, an increase of $51.5 million compared to $233.1 million reported at June 30, 2018.

Net cash provided by operating activities for the year ended June 30, 2019 was $141.6 million, an increase of $36.2 million from the prior fiscal year. Free cash flow for the year ended June 30, 2019 was $93.2 million, an increase of $31.0 million from the prior fiscal year. A reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure is provided below.

Capital Expenditures

Capital expenditures for the year ended June 30, 2019 were $48.4 million, an increase of $5.3 million from the prior full fiscal year, and was comprised of:

  $5.5 million for property and equipment,
  $26.3 million for capitalized software development, and
  $16.6 million for capitalized curriculum development.

Revenue and Enrollment Data

Revenue

The Company’s lines of business are: Managed Public School Programs (programs which offer an integrated package of systems, services, products, and professional expertise that K12 manages to support an online or blended public school, including administrative support, information technology and provisioning, academic support services, curriculum, learning systems, and instructional services), Institutional (Non-managed Public School Programs – programs which provide instruction, curriculum, supplemental courses, marketing, enrollment and other educational services where K12 does not provide primary administrative support services and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which the Company charges student tuition and makes direct consumer sales). The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended June 30,		Change 2019 / 2018		Year Ended June 30,		Change 2019 / 2018
	2019	2018	$	%	2019	2018	$	%
	(In thousands, except percentages)

Managed Public School Programs	$224,294	$208,319	$15,975	7.7%	$890,275	$780,797	$109,478	14.0%

Institutional
Non-managed Public School Programs	13,225	12,384	841	6.8%	50,623	56,784	(6,161)	-10.8%
Institutional Software & Services	9,815	9,352	463	5.0%	39,330	43,852	(4,522)	-10.3%
Total Institutional	23,040	21,736	1,304	6.0%	89,953	100,636	(10,683)	-10.6%
Private Pay Schools and Other	8,980	8,819	161	1.8%	35,524	36,301	(777)	-2.1%
Total Revenues	$256,314	$238,874	$17,440	7.3%	$1,015,752	$917,734	$98,018	10.7%

Enrollment Data

The following table sets forth average enrollment data for the period indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended June 30,		2019 / 2018		Year Ended June 30,		2019 / 2018
	2019	2018	Change	Change %	2019	2018	Change	Change %
	(In thousands, except percentages)

Managed Public School Programs (1,2)	110.5	105.0	5.5	5.2%	115.6	108.7	6.9	6.3%
Non-managed Public School Programs (1)	23.3	23.1	0.2	0.9%	23.9	23.9	-	0.0%

(1)

If a school changes from a Managed Public School Program to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(2)	Managed Public School Programs include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the period indicated.

	Three Months Ended		Change		Year Ended		Change
	June 30,		2019 / 2018		June 30,		2019 / 2018
	2019	2018	$	%	2019	2018	$	%
Managed Public School Programs	$2,030	$1,984	46	2.3%	$7,701	$7,183	518	7.2%
Non-managed Public School Programs	568	536	32	6.0%	2,118	2,376	(258)	-10.9%

Fiscal Year 2020 Outlook

The Company will provide an outlook for fiscal 2020 results as part of the first quarter results report for fiscal year 2020. The Company plans to publish first quarter results at or near the end of October 2019. No separate guidance communication, or enrollment counts, for fiscal 2020 will be provided before that time.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services, with schools; failure to develop the career readiness business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions in our Internet-based learning aid delivery systems, including but not limited to our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of June 30, 2019, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its fourth quarter and full fiscal year 2019 financial results during a conference call scheduled for Tuesday, August 6, 2019 at 5:00 p.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=134702. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 4:45 p.m. (ET). No passcode is required.

A replay of the call will be available starting on August 6, 2019 at 8:00 p.m. ET through September 6, 2019 at 8:00 p.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13691158. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=134702 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three months and full fiscal year ended June 30, 2019 and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Annual Report on Form 10-K for the year ended June 30, 2019, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC.
CONSOLIDATED BALANCE SHEETS

	June 30,
	2019	2018
	(In thousands except share and per share data)

ASSETS
Current assets
Cash and cash equivalents	$283,121	$231,113
Accounts receivable, net of allowance of $11,766 and $12,384 at June 30, 2019 and 2018, respectively	191,639	176,319
Inventories, net	29,946	25,916
Prepaid expenses	12,643	10,278
Other current assets	12,307	10,388
Total current assets	529,656	454,014
Property and equipment, net	31,980	28,868
Capitalized software, net	51,165	55,488
Capitalized curriculum development costs, net	53,297	53,558
Intangible assets, net	14,981	17,951
Goodwill	90,197	90,197
Deposits and other assets	48,330	41,887
Total assets	$819,606	$741,963
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$19,588	$13,353
Accounts payable	50,488	29,362
Accrued liabilities	20,685	14,345
Accrued compensation and benefits	41,998	36,050
Deferred revenue	22,828	23,114
Total current liabilities	155,587	116,224
Capital lease obligations, net of current portion	5,060	12,665
Deferred rent, net of current portion	2,269	3,270
Deferred tax liability	16,670	12,577
Other long-term liabilities	6,655	10,038
Total liabilities	186,241	154,774
Commitments and contingencies	—	—
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 45,575,236 and 44,902,567 shares issued; and 40,240,493 and 39,567,824 shares outstanding at June 30, 2019 and 2018, respectively	4	4
Additional paid-in capital	713,436	703,351
Accumulated other comprehensive loss	(40)	(252)
Retained earnings (accumulated deficit)	22,447	(13,432)
Treasury stock of 5,334,743 shares at cost at June 30, 2019 and 2018	(102,482)	(102,482)
Total stockholders’ equity	633,365	587,189
Total liabilities and stockholders' equity	$819,606	$741,963

K12 INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Year Ended June 30,
	2019	2018	2019	2018
	(In thousands except share and per share data)
Revenues	$256,314	$238,874	$1,015,752	$917,734
Cost and expenses
Instructional costs and services	175,863	157,087	663,437	592,495
Selling, administrative, and other operating expenses	75,207	69,939	297,350	290,446
Product development expenses	2,563	1,972	9,479	9,248
Total costs and expenses	253,633	228,998	970,266	892,189
Income from operations	2,681	9,876	45,486	25,545
Interest income, net	1,214	430	2,761	965
Other income, net	154	—	114	—
Income before income taxes, loss from equity method investments and noncontrolling interest	4,049	10,306	48,361	26,510
Income tax (expense) benefit	(662)	(959)	(10,520)	910
Loss from equity method investments	(70)	—	(632)	—
Net income	3,317	9,347	37,209	27,420
Add net loss attributable to noncontrolling interest	—	—	—	200
Net income attributable to common stockholders	$3,317	$9,347	$37,209	$27,620
Net income attributable to common stockholders per share:
Basic	$0.08	$0.24	$0.96	$0.70
Diluted	$0.08	$0.23	$0.91	$0.68
Weighted average shares used in computing per share amounts:
Basic	39,135,413	39,031,207	38,848,780	39,282,674
Diluted	41,667,000	39,976,593	40,944,800	40,637,744

K12 INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2019	2018
	(In thousands)
Cash flows from operating activities
Net income	$37,209	$27,420
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	71,400	75,260
Stock-based compensation expense	16,676	20,817
Deferred income taxes	3,693	(4,015)
Provision for doubtful accounts	6,325	4,089
Other	3,985	4,822
Changes in assets and liabilities:
Accounts receivable	(21,637)	11,987
Inventories, prepaid expenses, deposits and other current and long-term assets	(3,321)	(28,491)
Accounts payable	20,174	(2,336)
Accrued liabilities	8,295	(6,273)
Accrued compensation and benefits	5,948	6,672
Deferred revenue, rent and other liabilities	(7,141)	(4,506)
Net cash provided by operating activities	141,606	105,446
Cash flows from investing activities
Purchase of property and equipment	(5,477)	(8,743)
Capitalized software development costs	(26,318)	(24,533)
Capitalized curriculum development costs	(16,611)	(9,927)
Sale of long-lived assets	389	—
Acquisitions and investments	(13,092)	(7,274)
Net cash used in investing activities	(61,109)	(50,477)
Cash flows from financing activities
Repayments on capital lease obligations	(21,034)	(13,301)
Payments of contingent consideration	(1,027)	(1,819)
Purchase of treasury stock	—	(27,482)
Proceeds from exercise of stock options	3,030	196
Repurchase of restricted stock for income tax withholding	(9,958)	(10,314)
Net cash used in financing activities	(28,989)	(52,720)
Net change in cash, cash equivalents and restricted cash	51,508	2,249
Cash, cash equivalents and restricted cash, beginning of period	233,113	230,864
Cash, cash equivalents and restricted cash, end of period	$284,621	$233,113

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of June 30th:
Cash and cash equivalents	$283,121	$231,113
Other current assets (restricted cash)	500	—
Deposits and other assets (restricted cash)	1,000	2,000
Total cash, cash equivalents and restricted cash	$284,621	$233,113

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), adjusted EBITDA, and Free Cash Flow. These measures are not measurements recognized under GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.
  Free Cash Flow is defined as net cash provided by (used in) operating activities less purchase of property and equipment; capitalized software development costs; and capitalized curriculum development costs.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. These widely used measures may remove such things as stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. They may also remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and which can provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, income or loss from operations, net income or loss, and earnings or loss per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended June 30,		Year Ended June 30,
	2019	2018	2019	2018
	(In thousands)
Income from operations	$2,681	$9,876	$45,486	$25,545
Stock-based compensation expense	4,562	5,964	16,676	20,817
Adjusted operating income	7,243	15,840	62,162	46,362
Depreciation and amortization	18,141	17,648	71,400	75,260
Adjusted EBITDA	$25,384	$33,488	$133,562	$121,622

	Year Ended June 30,
	2019	2018
	(In thousands)
Net cash provided by operating activities	$141,606	$105,446
Purchase of property and equipment	(5,477)	(8,743)
Capitalized software development costs	(26,318)	(24,533)
Capitalized curriculum development costs	(16,611)	(9,927)
Free cash flow	$93,200	$62,243

About K12 Inc.

K12 Inc. (NYSE: LRN) takes a personalized approach to education by removing barriers to learning, reaching students where they are, and providing innovative, high-quality online and blended education solutions, curriculum, and programs to charter schools, public school districts, private schools, and families. In total, this work serves more than 70 public and private schools, more than 2,000 school districts, and students in all 50 states and more than 100 countries. The company, which has delivered millions of courses over the past decade, is taking a leadership role in career readiness education through K12-powered Destinations Career Academies and Programs which combine traditional high school academics with Career Technical Education (CTE). K12 is a proud sponsor of the Foundation for Blended and Online Learning, a nonprofit organization dedicated to closing the gap between the pace of technology in daily life and the pace of change in education. More information can be found at K12.com, destinationsacademy.com, jobshadowweek.com, and getfueled.com.

Contacts

K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
Senior Vice President, Corporate Communications
mkraft@k12.com